UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 22, 2008, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”) and Steve Yin, entered into an Employment Agreement (the “Employment Agreement”), effective September 22, 2008, regarding Mr. Yin’s employment by St. Bernard as Vice President of Sales and Marketing.

Under the terms of the Employment Agreement Mr. Yin is entitled to receive a semi-monthly base salary of $7,708.33, which remains unchanged from his previous monthly base salary, and a monthly commission on sales based on the terms and conditions of the then current Sales Variable (Bonus) Compensation Plan established by the board of directors or a committee of the board of directors, as such bonus compensation plan may be amended by the board of directors, or its committee, from time to time. Mr. Yin is entitled to receive health care coverage under St. Bernard’s medical and dental plans. Mr. Yin will receive four weeks annual paid vacation. The Employment Agreement also provides that if Mr. Yin’s employment with St. Bernard is terminated without cause or terminated following a Change in Control, as such terms are defined in the Employment Agreement, he will be entitled to receive a severance payment equal to his base salary as of the termination date in addition to the amount of the on-target variable compensation as well as certain other benefits, all for a period of six (6) months from the date of termination, plus all accrued but unpaid salary and vacation time to the date of termination and any applicable annual bonus which has been earned but not yet paid. If Mr. Yin is terminated with cause, then St. Bernard shall be under no further obligation to Mr. Yin for salary or other compensation, except to pay all accrued but unpaid salary and accrued vacation time up to the date of termination.

The Employment Agreement is furnished as an exhibit to this Report. The preceding description of the Employment Agreement is summary in nature and does not purport to be complete, should be read in conjunction with a review of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement. The full text of the Employment Agreement is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between St. Bernard Software, Inc. and Steve Yin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: September 24, 2008	By:	/s/ Vincent A. Rossi
Vincent A. Rossi
Chief Executive Officer Acting Chief Financial Officer